Exhibit 99.1

Press Release October 4, 2022
7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Completes Acquisition of

a Mexican Metals Recycling Company

FORT WAYNE, INDIANA, October 4, 2022 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced the completion of its acquisition of ROCA ACERO, S.A. de C.V. (“ROCA”), as part of its North American raw material procurement strategy. The transaction was funded with available cash.

ROCA, headquartered in Monterrey, Mexico, operates a ferrous and nonferrous scrap metals recycling business comprised of five scrap processing facilities strategically positioned near high-volume industrial scrap sources located throughout Central and Northern Mexico. Roca currently ships approximately 575,000 gross tons of scrap annually and has an estimated annual processing capability of approximately 850,000 gross tons. When combined with the company’s existing Mexican metals recycling business, the total estimated annual ferrous and nonferrous scrap processing capability within Mexico will be over 2.5 million gross tons.

“We sincerely welcome the ROCA team into the Steel Dynamics and OmniSource Mexico families to further solidify our growth strategy,” said Mark D. Millett, Chairman, President, and Chief Executive Officer. “Combined with our existing metals recycling facilities in Mexico, the addition of ROCA significantly strengthens our ferrous and nonferrous raw material procurement strategy in the region. We believe our Mexican metals recycling facilities will provide a meaningful advantage to our electric-arc-furnace steel operations and planned aluminum flat rolled products operations, while also providing a high-quality, customer-centric option for our customers in Mexico and the United States. We are very excited to welcome and learn from the entire ROCA team.”

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This report contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals market places, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as "anticipate","intend","believe","estimate","plan","seek","project", or "expect", or by the words "may", "will", or "should", are intended to be made as "forward-looking", subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel and North American aluminum flat rolled supply deficit, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as the COVID-19 pandemic; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes, and our potential inability to pass higher costs on to our customers; (6)cost and availability of electricity, natural gas, oil, or other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations or regulations; (8)compliance with and changes in environmental and remediation requirements; (9)significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (10)availability of an adequate source of supply of scrap for our metals recycling operations; (11)cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance; (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; (17) the impacts of impairment charges; (18) unanticipated difficulties in integrating or starting up new assets; and (19) risks and uncertainties involving product and/or technology development.

More specifically, refer to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com under “Investors — SEC Filings”.

Contact: Investor Relations — +1.260.969.3500